                                                                      EXHIBIT 21

                             MURPHY OIL CORPORATION

                PARENTS AND SUBSIDIARIES AS OF DECEMBER 31, 1993

                                                                      Percentage
                                                                       of Voting
                                                                      Securities
                                                    State or Other     Owned by
                                                     Jurisdiction      Immediate
            Name of Company                        of Incorporation      Parent
- - - -----------------------------------------------    ----------------   ---------
MURPHY OIL CORPORATION (REGISTRANT)
 A.   Deltic Farm & Timber Co., Inc.                Arkansas            100.0
      1.  Chenal Properties, Inc.                   Arkansas            100.0
      2.  Deltic Timber Purchasers, Inc.            Arkansas            100.0
 B.   El Dorado Engineering Inc.                    Delaware            100.0
      1.  El Dorado Contractors Inc.                Delaware            100.0
 C.   Murphy Eastern Oil Company                    Delaware            100.0
 D.   Murphy Exploration & Production Company
        (formerly Ocean Drilling & Exploration
        Company)                                    Delaware            100.0
      1.  Canam Offshore A. G. (Switzerland)        Switzerland         100.0
      2.  Canam Offshore Limited                    Bahamas             100.0
          a. Odeco Drilling Limited                 Bahamas             100.0
             (1) Odeco Drilling (Africa)
                 Limited S.A.                       Panama              100.0
          b. Rimrock Offshore Limited               Bahamas             100.0
      3.  El Dorado Exploration, S.A.               Delaware            100.0
      4.  Mentor Holding Corporation                Delaware            100.0
          a. Mentor Insurance Limited               Bermuda              99.993
             (1)  Mentor Insurance Company
                  (U.K.) Limited                    England             100.0
             (2)  Mentor Underwriting Agents
                  (U.K.) Limited                    England             100.0
      5.  MEPCO Venezuela, Ltd.                     Bahamas             100.0
      6.  Murphy Building Corporation               Delaware            100.0
      7.  Murphy Denmark Oil Company                Delaware            100.0
      8.  Murphy Ecuador Oil Company Ltd.           Bermuda             100.0
      9.  Murphy Equatorial Guinea Oil Company      Delaware            100.0
     10.  Murphy France Oil Company                 Delaware            100.0
     11.  Murphy Ireland Oil Company                Delaware            100.0
     12.  Murphy Italy Oil Company                  Delaware            100.0
     13.  Murphy Myanmar Oil Company S.A.           Panama              100.0
     14.  Murphy Overseas Ventures Inc.             Delaware            100.0
     15.  Murphy New Zealand Oil Company            Delaware            100.0
     16.  Murphy Pacific Rim, Ltd.                  Bahamas             100.0
     17.  Murphy Pakistan Oil Company               Delaware            100.0
     18.  Murphy Peru Oil Company, S.A.             Panama              100.0
     19.  Murphy Somali Oil Company                 Delaware            100.0
     20.  Murphy-Spain Oil Company                  Delaware            100.0
     21.  Murphy Yemen Oil Company                  Delaware            100.0
     22.  Norske Murphy Oil Company                 Delaware            100.0
     23.  Norske Ocean Exploration Company          Delaware            100.0
     24.  Ocean Exploration Company                 Delaware            100.0
     25.  Ocean France Oil Company                  Delaware            100.0
     26.  Ocean Gabon Oil Company                   Delaware            100.0
     27.  Ocean International Finance Corporation   Delaware            100.0
     28.  Ocean Spain Oil Company                   Delaware            100.0
     29.  Ocean Western Oil Company                 Delaware            100.0
     30.  Odeco Gabon Oil Company                   Delaware            100.0
     31.  Odeco International Corporation           Panama              100.0

                                   Ex. 21-1

                                                             EXHIBIT 21 (CONTD.)

                             MURPHY OIL CORPORATION

           PARENTS AND SUBSIDIARIES AS OF DECEMBER 31, 1993 (CONTD.)

                                                                    Percentage
                                                                     of Voting
                                                                    Securities
                                                  State or Other     Owned by
                                                   Jurisdiction      Immediate
            Name of Company                      of Incorporation      Parent
- - - ----------------------------------------------   ----------------   ---------
MURPHY OIL CORPORATION (REGISTRANT) - Contd.
 D. Murphy Exploration & Production
     Company - Contd.
    32.  Odeco Italy Oil Company                  Delaware              100.0
    33.  Sub Sea Offshore (M) Sdn. Bhd.           Malaysia               50.0
 E. Murphy Oil Company, Ltd.                      Canada                100.0
    1.   340236 Alberta Ltd.                      Canada                100.0
    2.   Manito Pipelines Ltd.                    Canada                 52.5
    3.   Murcan Transportation Ltd.               Canada                100.0
    4.   Murphy Atlantic Offshore Oil Company
          Ltd.                                    Canada                100.0
    5.   Spur Oil Ltd.                            Canada                100.0
    6.   Wascana Pipe Line Ltd.                   Canada                100.0
 F. Murphy Oil USA, Inc.                          Delaware              100.0
    1.   Arkansas Oil Company                     Delaware              100.0
    2.   Murphy Gas Gathering Inc.                Delaware              100.0
    3.   Murphy LOOP, Inc.                        Delaware              100.0
    4.   Murphy Oil Trading Company (Eastern)     Delaware              100.0
 G. Murphy Ventures Corporation                   Delaware              100.0
 H. New Murphy Oil (UK) Corporation               Delaware              100.0
    1. Murphy Petroleum Limited                   England               100.0
       a. Murco Petroleum Limited                 England               100.0
          (1) Alnery No. 166 Ltd.                 England               100.0
          (2) European Petroleum Distributors
                Ltd.                              England               100.0
          (3) Murco Petroleum (Ireland) Ltd.      Ireland               100.0




                                   Ex. 21-2